V Exhibit 10.3 (xiv)
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                                 BoulderVenture

                             4340 Hillsborough Ave.
                                   Suite 212
                                 Tampa, FL 33614
                                 Ph 813.873.2627
                                 Fx 813.873.9787

February 16, 2001



Carol Kolozs F.
President
Aarica Holdings, Inc.
195 Wekiva Springs Road
Suite 200
Longwood, Florida 32779

Dear Carol,

Please consider this letter my written extension of the promissory notes that were due and payable on February 15, 2001 to a due date of May 15, 2001.

At that time, all the principal and interest shall be due and payable in full.


Sincerely yours,


/s/ Robert E. Schmidt, Jr.
Robert E. Schmidt, Jr.
C.E.O.